SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 8, 1996




                             DATAMETRICS CORPORATION
              -----------------------------------------------------
              (Exact name of registrant as specified in its charter)





         Delaware                     0-8567                   95-3545701
(State or other jurisdiction       (Commission                (IRS Employer
    of incorporation)              File Number)             Identification No.)





21135 Erwin Street, Woodland Hills, California                     91367
 (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (818) 598-6200




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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

            On October 8, 1996, Richard A. Foster resigned his position as Chairman and a member of the Board of Directors of the Company, and Dann V. Angeloff resigned his position as a Director of the Company. The continuing members of the Board are Sidney E. Wing, W. Allen Surber and Bernard F. Girma.

            On October 8, 1996, Daniel P. Ginns, Adrien A. Maught, Douglas S. Friedenberg and James Haber were designated to fill the vacancies in the Board. In addition, Mr. Ginns assumed the position of Chairman of the Board of Directors.

            These actions took place after a meeting (the "October 7, Meeting") attended by Messrs. Ginns, Maught, Friedenberg and Haber as well as Messrs. Foster and Angeloff. The October 7 Meeting took place after a prior meeting, held on September 27, 1996, at which Daniel Ginns, Douglas Friedenberg and James Haber met with Sidney E. Wing, the Chief Executive Officer of the Company. At that meeting it was explained to Mr. Wing that Messrs. Friedenberg and Haber believed that a new Board of Directors would provide a fresh perspective as well as new financial and business resources which would inure greatly to the benefit of all stockholders of the Company. As part of this strategy to enhance stockholder value, Messrs. Friedenberg and Haber indicated that they sought Wing's support and participation in effecting a smooth transition by, among other things, (i) seeking the resignation of the current Board of Directors of the Company; (ii) electing new members to the Board of Directors of the Company who enjoy their support and confidence; and (iii) implementing new business initiatives.

            Adrien Maught currently owns no voting securities of the Company. Mr. Maught, however, owns options to acquire 15,000 shares of the Company's Common Stock. None of these options are currently exercisable. However, they vest equally over a period of 16 three-month periods, the first group of which vests on January 8, 1997. The options have an exercise price of $1.25 and expire on October 8, 2001.

            Daniel Ginns currently owns no voting securities of the Company. Mr. Ginns, however, owns options to acquire 15,000 shares of the Company's Common Stock. None of these options are currently exercisable. However, they vest equally over a period of 16 three-month periods, the first group of which vests on January 8, 1997. The options have an exercise price of $1.25 and expire on October 8, 2001.

            James Haber is the beneficial owner of 469,700 shares of the Company's Common Stock. These shares represent 3.8% of Company's Common Stock. These shares are held in discretionary managed accounts over which Mr. Haber has investment and dispositive power. The shares were purchased on the open market at an aggregate cost of $3,336,695. The funds for the purchase of the shares, held in a partnership, of which Mr. Haber is the sole general partner, came from capital contributions to the partnership by its general and limited partners. In addition, Mr. Haber owns options to acquire 15,000 shares of the Company's

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Common Stock.  None of these options are currently  exercisable.  However,  they vest equally over a period of 16 three-month periods, the first group of which vests on January 8, 1997. The options have an exercise price of $1.25 and expire on October 8, 2001.

            Douglas Friedenberg is the beneficial owner of 296,942 shares of the Company's Common Stock. These shares represent 2.4% of Company's Common Stock. These shares are held in discretionary managed accounts over which Mr. Friedenberg has investment and dispositive powers. The shares were purchased on the open market at an approximate aggregate cost of $1,500,000. The funds for the purchase of these shares came from the managed accounts own fund. In addition, Mr. Friedenberg owns options to acquire 15,000 shares of the Company's Common Stock. None of these options are currently exercisable. However, they vest equally over a period of 16 three-month periods, the first group of which vest on January 8, 1997. The options have an exercise price of $1.25 and expire on October 8, 2001.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DATAMETRICS CORPORATION


                                        /S/ JOHN J. VAN BUREN
                                        --------------------------------------
                                        John J. Van Buren
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer


Date: October 22, 1996




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